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                                                 Exhibit 23.2



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 1997 with respect to the consolidated financial statements and schedules of IDS Life Insurance Company in Post-Effective Amendment No. 16 to the Registration Statement (Form S-1 No. 33-13375) and related Prospectus of IDS Life Account RE for the registration of interests in variable annuity contracts to be offered by IDS Life Insurance Company.


                               /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 8th, 1997